UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2016 (September 30, 2016)

3DICON CORPORATION

(Exact name of registrant as specified in its charter)

Oklahoma	000-54697	73-1479206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6804 South Canton Avenue, Suite 150

Tulsa, OK 74136

(Address of principal executive offices) (zip code)

(918) 494-0505

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Copies to:

Gregory Sichenzia, Esq.

Jay Yamamoto, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2016 (the “Closing Date”), 3DIcon Corporation (the “Company”) closed the transaction contemplated by a Share Exchange Agreement dated May 31, 2016 (the “Share Exchange Agreement”) with Coretec Industries, LLC, a North Dakota limited liability company (“Coretec”), and four Coretec members (the “Members”), which Members hold all outstanding membership interests in Coretec. Pursuant to the Share Exchange Agreement the Members agreed to sell all their membership interests in Coretec to the Company in exchange for the Company’s issuance of an aggregate 4,760,872 shares of the Company’s Series B Convertible Preferred Stock to the Members (the transaction, the “Exchange”). Coretec became a wholly-owned subsidiary of the Company and the Members beneficially own approximately 65% of the Company’s common stock on a fully-diluted basis. The 65% holders of 3DIcon common stock will be unable to sell that stock for a period of one year under the terms of a lock-up agreement reached between the parties. Victor Keen, 3DIcon’s largest shareholder, is also a participant in the lock-up agreement.

Overview - Background of the Share Exchange Agreement.

In the fourth quarter of 2015, it was determined that federal funding, while still a viable source, was a longer term prospect than originally planned. In addition, the low price of the Company’s stock, made it extremely difficult to raise capital without huge dilution. At that time, Victor Keen, CEO, proposed to fund the Company with $250,000, if additional holders of debt were to convert to equity. Eventually more than $1 million in debt was converted to equity. The Company also stated at the time that is would begin to look for an acquisition, merger or partner to improve the Company’s position. After exploring several alternatives, it was determined that a combination with Coretec Industries, LLC represented the best potential outcome for the Company. The closing of the Share Exchange Agreement occurred on September 30, 2016, at which time Coretec became a wholly-owned subsidiary of the Company.

The combination of the two companies provides a significant number of opportunities to increase shareholder value by:

•	Providing technological support to advance the refinement of CSpace image material;
•	Adding recognized expertise to the team;
•	Creating the opportunity for near-term revenue; and
•	Adding a significant portfolio of Intellectual Property.

Post-Acquisition Plans.

Coretec’s Technology. Coretec’s underlying technology is based on the efficient production of a high value liquid silicon precursor, cyclohexasilane (“CHS”). A key advantage of CHS is that it is a liquid at room temperature and does not convert to a gas until heated above 400°F. This compares to materials commonly used for manufacturing silicon-based semiconductors and solar cells (monosilane or trichlorosilane) that have much lower boiling points which leads to higher cost handling and shipping. Another key advantage of CHS is that the production rate of the silicon-forming step can be increased by a factor of six relative to the currently used materials, leading to significant cost savings. Coretec and the Company anticipate that CHS will first be used as an alternative to monosilane or trichlorosilane when adding silicon to lithium ion batteries or when used in manufacturing silicon-based semiconductors.

The Coretec and Company also see longer term potential in several emerging markets where there are opportunities in the conversion of CHS into nanoparticles and nanowires for use in such emerging, high-growth markets as:

•	Energy storage
•	Solid state lighting
•	Authentication of critical documentation
•	Printable electronics
•	Building-integrated solar energy

Coretec’s IP portfolio of silicon-based materials will be accessible to the Company as a result of the signing of an exclusive, global licensing agreement (the “License”) between Coretec and the NDSU Research Foundation (NDSU/RF) in June 2016 and the September 30, 2016 closing of the Share Purchase Agreement.

The License provides access to 11 existing and three pending patents representing the global intellectual property around this silicon-based technology for all of these markets. In addition, Coretec has an option to acquire the exclusive licensing rights to an additional 16 patents within the next 18 months.

Enhancement of CSpace. A key challenge in the development of CSpace® has been the development of the material to be used for the image chamber. 3DIcon had been exploring a variety of glass alternatives under a Joint Development Agreement with Schott Defense, a global leader in specialty glass materials. While progress continued to be made, it was concluded that limitations remained, primarily in weight and cost.

A key virtue of having access to the Coretec IP portfolio of Silicon-based materials is that the Company can now use all of the manufacturing infrastructure and knowledge that’s available for optical plastics for the CSpace® image chamber. The benefit to CSpace® is that we can now mold the material into a broad range of shapes that is much lighter and much lower in cost than the glass material we worked with before.

Near-Term Revenue Opportunities. A suitable U.S.-based manufacturer for scaling CHS has been identified for the initial production of the material for commercial purposes. Technical meetings were completed to define the scope of the activities between the parties. A draft Joint Development Agreement (JDA) is in the final stages of negotiation. The JDA is expected to lead to a business partnership between the parties. The commercial sale of (pilot scale) materials will begin in early 2017 and is expected to result in net revenue to Coretec/the Company at that time.

Discussions are also now being held with a battery materials company developing silicon anodes for the next generation of batteries, setting the stage for a JDA in the battery/energy storage space.

Summary: Transaction Rationale/Anticipated Benefits. 3DIcon and Coretec combined as a result of their complementary technologies and mutual objectives. It is anticipated that Coretec’s silicon-based materials expertise will spur further development of CSpace. Coretec is the licensor from NDSU of 11 issued and 3 patents worldwide with option for 16 additional issued or pending patents worldwide (pending execution of the definitive license agreement scheduled for June 15). Coretec’s underlying technology and existing IP portfolio represent a significant addition to 3DIcon’s existing Intellectual Property. Continuity and the maintenance of strong relationships with potential partners should be promoted by the fact that the key executives of the New Company are from each of the constituent companies. The new technologies address existing and new markets, including 3D displays, energy storage, lighting, solar, and printable electronics.

Management/Board Changes. Effective on the Closing Date, John O’Connor resigned as the Chairman and Director of the Company, Martin Keating resigned as Director of the Company and the following persons were appointed as executive officers and directors of the Company:

Name	Title(s)
Doug Freitag	Director, Chief Executive Officer
Ron Dombrowski	Director
Simon Calton	Director, Co-Chairman
Dennis Anderson	Director
Victor Keen	Director, Co-Chairman (Mr. Keen resigned as Chief Executive Officer and remained on the Board of Directors as a Co-Chairman)

Upon the closing of the Share Exchange Agreement, Coretec became a wholly owned subsidiary of the Company. Accordingly, the Company, through its subsidiary Coretec, will continue the existing business operations of both 3DIcon and Coretec.

The foregoing descriptions of the Share Exchange Agreement and related agreements do not purport to be complete and are qualified in their entirety by reference to the complete text of (i) the Share Exchange Agreement, which is filed as Exhibit 2.1 hereto and (ii) the form of Lockup Agreement attached as an exhibit to the Share Exchange Agreement, each of which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Description of Business

Effective on the Closing Date, pursuant to the Share Exchange Agreement, Coretec became a wholly-owned subsidiary of 3DIcon Corporation. The acquisition of Coretec is treated as a reverse acquisition, and the business of Coretec became the business of the Company. References to “we,” “us,” “our” and similar words refer to the Company and its subsidiaries after giving effect to the reverse acquisition. References to “3DIcon” refer to the Company and its business prior to the reverse acquisition. Coretec’s corporate headquarter is located at 505 Broadway North, Suite 208, Fargo, North Dakota, and the telephone number at such address is (701) 404-9920.

History

Coretec

Prior to merging with 3DIcon, Coretec was organized under the laws of the State of North Dakota on June 2, 2015 to create technology based solutions (products and services) that address energy-related market needs globally. The company was founded by three corporate entities: EOS Management LLC, Carlton James North Dakota, Ltd., and ChymaTek Energy Solutions, LLC. Principals supporting the business include Dennis Anderson, Simon Calton, and Ronald Dombrowski. The principals have combined expertise in forming and managing technology based startups, funding raising, sales, and marketing. They are advised by Dr. Philip Boudjouk, an expert in silicon (“Si”) chemistry and Doug Freitag, an expert in the application of Si materials and Federal business development.

3DIcon

3DIcon Corporation was incorporated on August 11, 1995, under the laws of the State of Oklahoma as First Keating Corporation. Our articles of incorporation were amended August 1, 2003 to change the name to 3DIcon Corporation. Originally founded as a book distributor, during 2001, 3DIcon Corporation began to focus on the development of 360-degree holographic technology. The effective date of this transition was January 1, 2001. We accounted for this transition as a reorganization and accordingly, restated its capital accounts as of January 1, 2001. At the inception on January 1, 2001, our primary activity was the raising of capital in order to pursue its goal of becoming a significant participant in the formation and commercialization of interactive, optical holography for the communications and entertainment industries.

Beginning in April 2004, we engaged the University of Oklahoma (the “University” or “OU”) to conduct a pilot study to determine the opportunity and feasibility for the creation of volumetric three dimensional display systems. On July 15, 2005, we entered into the first of a series of Sponsored Research Agreement (“SRA”) with the University, which expired on January 14, 2007. These SRA’s resulted in the creation of 3 patents granted and four globally patent pending applications for volumetric 3D displays which the Company controls under a world-wide exclusive licensing agreement.

Risk Factors

An investment in the Company’s common stock involves a high degree of risk. In determining whether to purchase the Company’s common stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this report and the Company’s other public filings before making a decision to purchase the Company’s securities. An investor should only purchase the Company’s securities if he or she can afford to suffer the loss of his or her entire investment.

In connection with the Exchange and the addition of Coretec to the Company’s business, the following risk factors are intended to supplement and should be read along with the “Risk Factors” contained in our Annual Report on Form 10-K filed with the SEC on March 30, 2016, which risk factors are incorporated by reference herein.

We may be unable to successfully integrate and develop the vertical synergies anticipated by the Exchange.

Integration of Coretec with our existing business may be a complex, time-consuming and costly process requiring the employment of additional personnel, including key management and accounting personnel. Additionally, the integration of the 3DIcon and Coretec businesses business may require significant financial resources that would otherwise be available for the ongoing development or expansion of existing operations. Unanticipated problems, delays, costs or liabilities may also be encountered in the development of these business segments. Failure to successfully and fully integrate and develop these businesses and operations may have a material adverse effect on our business, financial condition, results of operations and cash flows. The difficulties of combining the acquired operations include, among other things:

•	operating a significantly larger combined organization;

•	coordinating geographically disparate organizations, systems and facilities;

•	consolidating corporate technological and administrative functions;

•	integrating internal controls and other corporate governance matters;

•	the diversion of management’s attention from other business concerns;

•	hiring additional management and other critical personnel; and

•	potential environmental or regulatory liabilities and title problems.

In addition, we may not realize all of the anticipated benefits from the acquisition, such as increased earnings, cost savings and revenue enhancements, for various reasons, including difficulties integrating operations and personnel, higher than expected acquisition and operating costs, unknown liabilities, inaccurate reserve estimates and fluctuations in markets. If these benefits do not meet the expectations of financial or industry analysts, the market price of our shares may decline.

If we do not keep pace with technological innovations, our products may not remain competitive and our revenue and operating results may suffer.

We operate in rapidly changing highly competitive markets. Technological advances, the introduction of new products and new design techniques could adversely affect our business unless we are able to adapt to changing conditions. Technological advances could render our solutions less competitive or obsolete, and we may not be able to respond effectively to the technological requirements of evolving markets. Therefore, we will be required to expend substantial funds for and commit significant resources to enhancing and developing new technology which may include purchasing advanced design tools and test equipment, hiring additional highly qualified engineering and other technical personnel, and continuing and expanding research and development activities on existing and potential human interface solutions.

Our research and development efforts with respect to new technologies may not result in customer or market acceptance. Some or all of those technologies may not successfully make the transition from the research and development stage to cost-effective production as a result of technology problems, competitive cost issues, yield problems, and other factors. Even if we successfully complete a research and development effort with respect to a particular technology, our customers may decide not to introduce or may terminate products utilizing the technology for a variety of reasons, including difficulties with other suppliers of components for the products, superior technologies developed by our competitors and unfavorable comparisons of our solutions with these technologies, price considerations and lack of anticipated or actual market demand for the products.

Our business could be harmed if we are unable to develop and utilize new technologies that address the needs of our customers, or our competitors or customers develop and utilize new technologies more effectively or more quickly than we can. Any investments made to enhance or develop new technologies that are not successful could have an adverse effect on our net revenue and operating results.

Fluctuations in direct or indirect raw material costs could have an adverse impact on our business.

The availability and prices of raw material inputs may be influenced by supply and demand, changes in world politics, unstable governments in exporting nations and inflation. The prices of our direct and indirect raw materials have been, and we expect them to continue to be, volatile. If the cost of direct or indirect raw materials increases significantly and we are unable to offset the increased costs with higher selling prices, our profitability will decline. Additionally, we may not be able to obtain lower prices from our suppliers should our sale prices decrease. Increases in prices for our products could also hurt our ability to remain both competitive and profitable in the markets in which we compete.

Future raw material prices may be impacted by new laws or regulations, suppliers’ allocations to other purchasers, changes in our supplier manufacturing processes as some of our products are byproducts of these processes, interruptions in production by suppliers, natural disasters, volatility in the price of crude oil and related petrochemical products and changes in exchange rates.

We operate in industries that are subject to significant fluctuation in supply and demand and ultimately pricing that affects our revenue and profitability.

For example, the LED lighting industry is in the relatively early stages of adoption and is characterized by constant and rapid technological change, rapid product obsolescence and price erosion, evolving standards, short product life-cycles and fluctuations in product supply and demand. The LED industry has experienced significant fluctuations, often in connection with, or in anticipation of, product cycles and changes in general economic conditions. As the markets for our products mature, additional fluctuations may result from variability and consolidations within the industry’s customer base. These fluctuations have been characterized by lower product demand, production overcapacity, higher inventory levels and increased pricing pressure. These fluctuations have also been characterized by higher demand for key components and equipment used in, or in the manufacture of, our products resulting in longer lead times, supply delays and production disruptions.

We operate in a highly competitive industry.

The silane chemical markets are global, capital intensive and highly competitive. Our competitors may have greater financial resources, as well as other strategic advantages, to maintain, improve and possibly expand their facilities, and as a result, they may be better positioned to adapt to changes in the industry or the global economy. The advantages that our competitors have over us could have a material adverse effect on our business. In addition, new entrants may increase competition in our industry, which could have a material adverse effect on our business. An increase in the use of substitutes for certain of our products also could have a material adverse effect on our financial condition and operations.

Environmental, Health and Safety Regulation—Compliance with extensive environmental, health and safety laws could require material expenditures or changes in our operations.

        Our operations are subject to extensive environmental, health and safety laws and regulations at national, international and local levels in numerous jurisdictions. In addition, our production facilities and a number of our distribution centers require operating permits that are subject to renewal and, in some circumstances, revocation. The nature of the chemicals industry exposes us to risks of liability under these laws and regulations due to the production, storage, transportation, disposal and sale of chemicals and materials that can cause contamination or personal injury if released into the environment.

A reduction or disruption in our production capacity or our supplies, or an incorrect forecast, could negatively impact our business.

Our production capacity could be affected by manufacturing problems. Difficulties in the production process could reduce yields or interrupt production, and, as a result of such problems, we may not be able to deliver products on time or in a cost-effective, competitive manner. As the complexity of both our products and our fabrication processes has become more advanced, manufacturing tolerances have been reduced and requirements for precision have become more demanding. In the past, we have experienced delays in delivery and product quality. Our failure to adequately manage our capacity or maintain product quality could have a negative impact on net sales and harm our customer relationships.

Furthermore, we may suffer disruptions in our manufacturing operations, either due to production difficulties such as those described above or as a result of external factors beyond our control. We manufacture combustible materials in our manufacturing process and are therefore subject to the risk of explosions and fires, which can cause major disruptions to our operations. If operations at a manufacturing facility are interrupted, we may not be able to shift production to other facilities on a timely basis or at all. In addition, certain of our products are only capable of being produced at a single manufacturing facility due to unique manufacturing requirements and to the extent that any of these facilities fail to produce these products, this risk will be increased. Even if a transfer is possible, transitioning production of a particular type of material from one of our facilities to another can take between three to six months to accomplish, and in the interim period we would likely suffer extensive or total supply disruption and incur substantial costs. Such an event could have a material negative impact on our business, financial condition and results of operations.

Our ability to meet customer demands also depends on our ability to obtain timely and adequate delivery of materials, parts and components from our suppliers. From time to time, suppliers may extend lead times, limit the amounts supplied to us or increase prices due to capacity constraints or other factors. Supply disruptions may also occur due to shortages in critical resources, such as Lithium aluminum hydride, other specialized chemicals or energy or other general supplier disruptions. A reduction or interruption in supplies or a large increase in the price of one or more supplies could have a material negative impact on our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

Statements in this current report on Form 8-K may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this report, including the risks described under “Risk Factors” in this report and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to:

•	our ability to raise funds for general corporate purposes and operations, including our clinical trials;
•	the commercial feasibility and success of our technology;
•	our ability to recruit qualified management and technical personnel;
•	the success of our clinical trials;
•	our ability to obtain and maintain required regulatory approvals for our products; and
•	the other factors discussed in the “Risk Factors” section and elsewhere in this report.

Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this current report.

Coretec Business

Coretec Industries LLC, a North Dakota limited liability corporation based in Fargo, was established in 2015 to create technology based solutions (products and services) that address energy-related market needs globally. The company was founded by three corporate entities: EOS Management LLC, Carlton James North Dakota, Ltd., and ChymaTek Energy Solutions, LLC. Principals supporting the business include Dennis Anderson, Simon Calton, and Ronald Dombrowski. The principals have combined expertise in forming and managing technology based startups, funding raising, sales, and marketing. They are advised by Dr. Philip Boudjouk, an expert in silicon chemistry and Doug Freitag, an expert in the application of Si materials and Federal business development.

The company’s business model is to identify and license technology created by major universities, institutes, national laboratories and other research centers. Where technology does not already exist, research is to be sponsored. The initial candidates for licensing will include silicon technologies developed by the group of Dr. Philip Boudjouk at NDSU. These technologies include methods to produce and process cyclohexasilane (C6H12), “stacked” polysilane ((R2Si)n) and their alloys with various dopants into liquid silane, Si and SiC thin films, Si nanowires and Si QDs. Future technologies will include high refractive index siloxane polymers (HRISP).

Technology licensed by Coretec is used to form partnerships with established manufacturers and distributors in global markets of interest. Early adoption of these technologies is anticipated in markets for battery energy storage (Li-ion), solid-state lighting (LEDs), solar energy (BIPV) and printable electronics (Asset Monitoring). These respective supply chains include material suppliers, process tool suppliers, subcomponent suppliers and OEMs. We will first form strategic partnerships with specialty material suppliers with expertise in Si. Once the supply of our materials has been established, we will form partnerships with OEMs and their suppliers in the respective markets who are looking for a competitive advantage that we believe we can provide.

Overview

Coretec Industries LLC, a North Dakota limited liability corporation based in Fargo, is developing, testing, and providing new and/or improved technologies and resulting product solutions for energy-related industries including, but not limited to oil/gas, renewable energy, energy conservation, and distributed energy industries. Many of these technologies and resulting product solutions also have application to the broader markets of anti-counterfeit packaging, medical devices, electronics, photonics, and displays. The initial technologies and product solutions are based on new innovations in cyclohexasilane (C6H12), Si QDs, “stacked” polysilane ((R2Si)n), their alloys with various dopants, and in the future, high refractive index siloxane polymers (HRISP). Early adoption of these technologies and resulting product solutions is anticipated in markets for energy storage (Li-ion batteries), solid-state lighting (LEDs), solar energy (BIPV) and printable electronics (Asset Monitoring).

Coretec was founded by three corporate entities that together hold a majority of equity in the company:

•	EOS Management LLC
o	This company has expertise & experience in equipment & services for oil/gas industry.

•	Carlton James North Dakota Ltd.
o	This company has expertise & experience in procuring and managing investments and financial services.

•	ChymaTek Energy Solutions LLC
o	This company has expertise & experience in R&D and commercialization of material & chemical technologies.

Business Model

Coretec’s business model includes monitoring the ever growing catalogue of new technologies and valuable intellectual property (IP) for licensing opportunities that could lead to incremental improvements and/or additional features in resulting products or leads to next generation products for use by energy-related industries and is created and held within universities and other parties that may lack financial resources and/or interest to further develop & commercialize them.

Additionally, where needs exist, but new technologies and resulting products are not currently available, conduct research and development (“R&D”) activities through sponsored projects performed at major universities, institutes, national laboratories and other research centers. The company will leverage existing, world-class expertise, experience, and laboratory facilities that reside in these non-profit, R&D entities for R&D, testing, and “proof of concept” studies up to and including at the device level that may be required to create commercialization opportunities.

Following these “proof of concept studies”, commercialization opportunities (e.g., manufacturing, marketing, sales) created for its technologies and IP will include, but are not limited to:

•	joint ventures or other business collaborations with the company’s joint development partners who can manufacture, market and sell new or improved products (based upon Coretec’s technologies and IP) into existing or new supply chains (that the partner company/companies already have an established, significant presence or can capture and grow market share); or
•	manufacturing, marketing and selling its own products; or
•	creating “exit strategies” such as:
o	sale of one or more technologies & IP to the private sector;
o	license and/or sublicense one or more technologies & IP to the private sector; or
o	other business transactions, e.g., merger, acquisition, spinoffs.

Research & Development

The company’s priorities for R&D and commercialization are customer/market-driven and guided by the needs and specifications of the energy-related industries served. Identified customer/market-driven opportunities include:

•	New and novel silicon-based materials that facilitate “greener” more eco-friendly energy production, including:
o	lower cost, longer life, higher capacity battery energy storage systems, e.g., Li-ion batteries (LiBs), for use in transportation and distributed power generation systems;
o	more aesthetically appealing, lower cost building integrated photovoltaics (BIPV); and
o	flexible and/or printable electronics for use in monitoring the condition of distributed or remote assets, e.g., wind power and embedded, wireless sensors to detect corrosion and other changes in pipelines;

•	New and novel silicon-based materials that facilitate “greener” more energy efficient products, including encapsulation of high brightness LEDs to improve light extraction and solar cells to improve full spectrum light collection;

•	New and novel silicon-based materials that facilitate more efficient and eco-friendly exploration and monitoring of distributed energy industries, including imaging materials for visualizing oil and gas exploration and distribution data using volumetric 3D displays;

•	New and novel silicon-based materials that prevent illegal imitation or reproduction of a product or service used within energy-related industries, including trusted supply (anti-counterfeit packaging) products for supply chain assurance, currency, identity documents, lottery tickets, etc.;

Future Revenue

In the future, the company foresees additional and greater revenue coming from one or more business transactions such as:

•	sale of Coretec’s novel silicon-based materials that improve or otherwise enhance performance of various products, e.g., Li-ion batteries, electronics, PV/solar cells, and displays and/or other optical-based devices;

•	a share of the revenue coming from the sale of jointly developed product(s) and/or from one or more joint ventures with strategic partners; and/or

•	sale of technology/technologies and associated IP to joint development partners or other companies.

Competition

Based on our market research and competitive analysis, we have concluded that that our Cyclohexasilane technology is unique and advantaged in that it will allow 1) production at high yields at low cost using readily available raw materials, 2) storage, transport and use as a liquid at room temperature 3) processing of the liquid into fibers, particles, and films that when heated forms silicon, and 4) the simple addition of dopants to the liquid at an atomic level that when heated forms doped silicon. Competing silanes provided by numerous manufacturers exist as a gas at room temperature and are explosive resulting in greater cost during storage, handling, transportation and use. Our closest competitor is cyclopentasilane which exists as a gas at room temperature and has proven costly and difficult to manufacture. Other competitors exist in specific applications. For example, graphene and carbon nanotubes are potential competitors in printable electronics but are only now emerging and require purification that is proving costly.

Licenses

The company’s first priority is providing new or improved silicon-based materials that meet the needs and specifications of: a) battery energy storage (Li-ion batteries), b) solid-state lighting (LEDs), c) solar energy (BIPV) and d) printable electronics (Asset Monitoring) markets. To achieve this priority, the company will license certain silicon-based material technologies and IP that are derived from or are based upon new innovations in cyclohexasilane (Si6H12), Si QDs, “stacked” polysilane ((R2Si)n) and unique processes developed for their application. The material technologies and IP were invented by North Dakota State University (“NDSU”) and are owned by NDSU’s authorized assignee, the NDSU Research Foundation (“NDSU/RF”). Coretec has licensed from NDSU/RF a portfolio of silicon-related technologies and IP beginning with four inventions or intellectual property cases (NDSU/RF labels its intellectual property cases as “RFTs”). An option to license ten additional inventions, one of which is a provisional patent, within 18 months has been requested.

Patent Rights for Licensed Technologies:

Tech Id	Country	Title	Lead PI + other inventors	File Date	Application No.	App Type	Status
RFT-0039	Germany	Compounds Containing Tetra-deca-chloro-cyclo-hexasilane Dianion	Philip Boudjouk + Bhanu Chauha, Beon Kyu Kim, Michael Remington		69808403.9	Utility (UTIL)	Issued
	Italy				N98306581.4	Nationalized PCT	Issued
	Japan			1998-08-27	241193/98	Nationalized PCT	Issued
	USA			1998-03-30	09/050,141	Utility (UTIL)	Issued
	UK				98306581.4	Nationalized PCT	Pending
	France				98306581.4	Nationalized PCT	Pending
	Europe						Issued
RFT-0265	USA	Method of Forming Functionalized Silanes	Douglas Schulz + Xuliang Dai, Kendric Nelson, Philip Boudjouk	2010-11-17	12/993,239	Nationalized PCT	Issued
	Japan			2010-11-22	2011-511749	Nationalized PCT	Issued
RFT-0324	USA	Method of Producing Polyalkylated Oligoalkylenepolyamines	Arumugasamy Elangovan	2012-07-18	US 13/522,803	Nationalized PCT	Issued
	Japan			2012-08-03	2012-552112	Nationalized PCT	Pending
RFT-0325	Japan	Method of Producing Cyclohexasilane Compounds	Arumugasamy Elangovan + Kenneth anderson, Douglas Schulz, Philip Boudjouk	2012-07-23	2012-551225	Nationalized PCT	Issued
	USA			2012-07-13	13/522,289	Nationalized PCT	Issued
	South Korea			2012-08-21	2012-7021848	Nationalized PCT	Pending
	Europe			2012-08-21	11737505.5	Nationalized PCT	Pending

Patent Rights for Optioned Technologies

Tech Id	Country	Title	Lead PI + other inventors	File Date	Application No.	App Type	Status
RFT-0311	USA	Liquid Silane-Based Compositions and Methods for Producing Silicon-Based Materials	Douglas Schulz + Justin Hoey, Xiangfa Wu, Iskander Akhatov, Arumugasamy Elangovan, Philip Boudjouk, Larry Pederson, Jeremiah Smith, Xuliang Dai, Sijin Han	2012-10-05	13/645,551	Utility	Issued
	Japan			2012-10-01	2013-503933		Issued
	South Korea			2012-10-03	10-2012-7028666	Nationalized PCT	Pending
RFT-0311A	USA	Liquid Silane-Based Compositions and Methods of Fabrication	Robert Salier + Justin Hoey Philip Boudjouk + Xuliang Dai, Arumugasamy Elangovan, Kenneth Anderson, Sijin Han	2014-03-22	14/222,604	Nationalized PCT	Pending
	Japan			2014-03-28	2014-533518	Nationalized PCT	Pending
	South Korea				2014-7009881	PCT	Pending
RFT-315	USA	Method and Apparatus for Aerosol Direct Write Printing	Justin Hoey +Iskander Akhatov,Douglas Schulz, Orven Swenson	2014-03-10	14/202,801	Continuation in Part (CIP)	Pending
RFT-336	South Korea	Micro Cold Spray Direct Write Systems And Methods for Printed Micro Electronics	Robert Sailer +Justin Hoey	2014-07-07	10-2014-7018804	Nationalized PCT	Pending
	USA			2014-07-16	14/333,124		Pending
	Japan			2014-07-17			Pending
RFT-447	USA	Synthesis of Silicon Containing Materials Using Liquid Hydrosilane Compositions through Direct Injection	Guruvenket Srinivasan + Robert Sailer, Justin Hoey	2014-03-14	PCT/US2014/029451	PCT	Pending
	Japan						Pending
RFT-0449	USA	Silicon Materials from the Processing of Liquid Silanes and Heteroatom Additives	Philip Boudjouk + Guruvenket Srinivasan, Xuliang Dai, Justin Hoey, Kenneth Anderson, Matthew Frohlich	2014-03-14	PCT/US2014/029789	PCT	Pending
	Japan						Pending
RFT-0454	USA	Synthesis of SI-Based Nano-Materials using Liquid Silanes	Guruvenket Srinivasan + Kenneth Anderson, Justin Hoey, Robert Sailer	2014-09-11	PCT/US2014/055271	PCT	Pending
	S. Korea						Pending
	Japan						Pending
	Europe						Pending
RFT-0498	USA	Production of 1-Dimensional Supramolecular Assemblies Comprised of Cyclopentasilane and Cyclohexasilane Rings Linked by Atoms, Molecules, and Ions RFT-501	Philip Boudjouk + Kenneth Anderson, Ryan Schwiderski	2015-06-19	62/182,149	Provisional	Pending
RFT-501		Surface Modified Silicon Quantum Dots	Philip Boudjouk	2015-08-20	62/207,846	PCT	Pending

Licensing rights include: worldwide, royalty-bearing, exclusive, perpetual rights, with the right to sublicense without restrictions for the duration of the applicable issued patents or those patent claims licensable by NDSU Research Foundation and to exercise all due rights thereto including, but not limited to, make, have made, use, offer to sell, sell, import, and otherwise transfer specified technologies and associated intellectual property and any and all derivative works thereof for the fields of use in:

•	energy generation and related applications (e.g., PV/solar, etc.)
•	energy storage and related applications (e.g., batteries, etc.)
•	printable/flexible electronics of any and all kinds
•	displays, lighting, lasers, medical imaging and related applications (etc. OLED, LEDs, x-ray imaging, radiation detection, etc.)
•	other devices, sensors, etc. utilizing silicon in any composition, form or type whatsoever.

Coretec’s business and commercialization model is based in part upon establishing joint development partnerships with companies that are commercially successful and financially sound as well as deeply embedded in the supply chains for the aforementioned energy-related products. For example, the company is developing a strategic partnership with a domestic supplier of silicon-based materials that will facilitate further development and scale-up of Si6H12 plus chemical derivatives and other materials based on Si6H12. This strategic partnership will enable Coretec to supply large quantities of these novel silicon materials to those companies interested in producing prototype batteries, electronics, and PV/solar cells for testing and commercial evaluation. The company will continue to seek other such strategic partnerships within the private sector.

Products

Coretec Industries LLC (“Coretec”), under licenses from North Dakota State University Research Foundation (“NDSU/RF”), has commercial rights to certain key inventions created by North Dakota State University (“NDSU”) that are based, in part or whole, on novel silicon-based materials. These silicon-based materials can be used to make new or improved products and other commercial applications. Coretec will be working with strategic partners to incorporate such novel materials into such new or improved products to the marketplace. Coretec’s business model features revenue coming initially from licenses granted to strategic partners to be followed by future sales of products developed and made by the company and/or through joint ventures with other companies.

Specifically, Coretec’s license agreement (with NDSU/RF) currently provides rights to four (4) patents for silicon-based, composition technologies (RFT-0039, 0265, 0324, 0325). Coretec has also acquired the right to license an additional portfolio of seven (8) patents for conversion of these silicon-based composition technologies in silicon films, particles of various shapes and silicon particles (QDs) and sizes (RFT-0311, 0311A, 0315, 0336, 0449, 0454, 0447, 0501) and one (1) additional provisional patent (RFT-0448) that will further extend the coverage of silicon-based composition technologies.

These licensed patents and patent applications (and other, related intellectual property including know-how, show-how, and trade secrets) concern various chemical compositions such as silanes (compounds containing a Si-H bond) and other silicon based materials including, but not limited to, cyclohexasilane (“Si6H12” or “CHS”) and related dianion salt, various “doped” derivatives of Si6H12, and “stacked” polysilanes. These novel materials and processes will be used to produce new or improved energy storage (Li-ion batteries), solid-state lighting (LEDs), solar energy (BIPV), printable electronics (Asset Monitoring) and other commercially important products and applications.

Patents covered by the option to license concern deposition technologies that can be used to apply silanes like Si6H12 and other silicon-based materials such as collimated aerosol beam-direct write deposition (“CAB-DW”), micro-cold spray (“MCS”), and plasma-enhanced chemical vapor deposition (“PECVD”). These patents also include processes to convert the licensed materials into Si6H12-based nanoparticles or quantum dots. A decision to convert the option into a license will occur within 18 months and be based on issuance of the provisional patents and customer feedback on market needs for these processes versus alternative processes that may be considered and already in use.

3DIcon Business

3DIcon is a public company that is developing a patented volumetric 3D display technology that was developed by and with the University under an SRA. The development to date has resulted in multiple new technologies, two working laboratory prototypes (Lab Proto 1 and Lab Proto 2), and eight provisional patents; five of the eight provisional patents have been combined and converted to five utility patents. Under the SRA, the Company has obtained the exclusive worldwide marketing rights to these 3D display technologies.

On May 26, 2009, the United States Patent and Trademark Office ("USPTO") approved the patent called "Volumetric Liquid Crystal Display" for rendering a three-dimensional image and converted it to US patent No. 7,537,345. On December 28, 2010, USPTO approved the patent called “Light Surface Display for Rendering a Three-Dimensional Image,” and issued the United States Patent No. 7,858,913. On August 21, 2012, the USPTO approved a continuation patent called “3D Volumetric Display” and issued the US Patent No. 8,247,755. These patents describe the foundation of what is called CSpace® technology (“CSpace”).

The Company intends to commercialize the CSpace volumetric 3D technology through a combination of government funded research and development contracts, joint development agreements with industry partners and technology licensing agreements for high value applications in military planning, cyber data analysis, battlespace visualization, oil and gas exploration and medical imaging.

Commercialization Strategy & Target Applications

The Company plans to commercialize the CSpace volumetric 3D technology through customer funded research and development contracts and technology licensing agreements for high value applications like air traffic control, design visualization, and medical imaging. The Company plans to develop products for contract engineering and with joint development customers. At this time the Company does not have any commercialized products and does not plan to develop its own products based on the CSpace technology due to the high value / low volume nature of the best-fit initial applications for this technology. These applications include but are not limited to the following:

•	Healthcare (diagnostics, surgical planning, training, telemedicine, biosurveillance);
•	Cyber Security Data Visualization;
•	Military (operational planning, training, modeling and simulation, battlespace awareness, damage assessment, autonomous piloting);
•	Physical Security (passenger, luggage & cargo screening);
•	Mining, Oil & Gas Exploration; or
•	Meteorological and Oceanographic data visualization.

Competition

Based on our market research and competitive analysis to date, we have concluded that the CSpace volumetric technology is unique and advantaged versus other 3D technologies in that it can deliver both 1) a true 360 degree viewing experience for multiple simultaneous users, and 2) high image quality, high reliability and large image size. Rear projection 3D displays such as those from Zecotek, Setred, and EuroLCDs (formerly LC Tech LightSpace) do not provide a 360 degree viewing experience and are typically limited to one or two users. Early proof of concept work done on infrared active phosphor displays by 3D Display Laboratories proved to not be scalable due to limited phosphor persistence and vector scanning limitations. While holographic and light field displays show promise, they do not deliver a true 360 degree viewing experience and cost effective multiple user systems do not appear feasible due to current and expected pixel density, data bandwidth and compute power limitations.

History of 3D Technology Research and Development at the University of Oklahoma

Beginning in 2007 the University, under an SRA with 3DIcon, undertook the development of high potential 3D display technologies.

It is anticipated that Coretec’s technology will play a key role in the continued development of an image space material for CSpace.

Intellectual Property History, Status & Rights

On May 26, 2009, the United States Patent and Trademark Office (“USPTO”) approved the pending patent called "Volumetric Liquid Crystal Display" for rendering a three-dimensional image and converted it to US patent No. 7,537,345. On July 16, 2013, USPTO approved the pending patent called “Computer System with Digital Micromirror Device,” and issued US patent No. 8,487,865.

CSpace Patents are as follow: On December 28, 2010, USPTO approved the pending patent called “Light Surface Display for Rendering a Three-Dimensional Image,” and issued the United States Patent No. 7,858,913. On August 21, 2012, the USPTO approved a continuation patent called “3D Volumetric Display” and issued the US Patent No. 8,247,755. On December 13, 2011, USPTO approved a continuation patent called “3D Light Surface Display,” and issued the US Patent No. 8,075,139. On July 31, 2013, 3DIcon filed provisional patent called “Ultra High-Resolution Volumetric Three-Dimensional Display,” (US patent application serial No. 61859145).

Through a SRA with the University, we have obtained the exclusive worldwide marketing rights to certain 3D display technologies under development by the University. The development to date has resulted in the University filing eight provisional patents; five of the eight provisional patents have been combined and converted to five utility US patents, one pending European patent and one pending Japanese patent.

Key Patents Exclusively Licensed to 3DIcon from OU:

United States Patents Granted

•	“3D Volumetric Display” - 8,247,755, August 21, 2012
•	“3DLight Surface Display” - 8,075,139, December 13, 2011
•	“Light Surface Display for Rendering a Three-Dimensional Image” - 7,858,913, December 28, 2010

United States Patent Pending

•	“Ultra-High-Resolution Volumetric Three-Dimensional Display” – Filed July 31, 2013
o	U.S. Patent Application serial No. 61859145

International Patents Granted-Japan

•	“Light Surface Display for Rendering a Three-Dimensional Image” - Japanese Patent Number 5,594,718, August 15, 2014

International Patents Pending-Europe

•	“Light Surface Display for Rendering a Three-Dimensional Image” - European Application Number EP07755984, Filed April 25, 2007

Properties

3DIcon’s executive offices are located at 6804 South Canton Avenue, Suite 150, Tulsa, Oklahoma 74136. The Company signed an Office Lease Agreement (the “Lease Agreement”) on April 24, 2008. On July 2, 2015 the Lease Agreement was amended (amendment 3) to extend the expiration date to July 31, 2018.

In addition to the Company’s executive offices, Coretec leases offices at 505 Broadway North, Suite 208, Fargo, North Dakota 58102.

Security Ownership of Certain Beneficial Owner and Management

The following table sets forth certain information, as of the date of filing of this report, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

The address for each Beneficial Owner named is the address of the Company’s principal executive office.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Class of Stock	Percentage Outstanding(2)
Victor Keen (3)	2,836,669,762	Common	20.28%

Ronald Robinson (4)	164,388,120	Common	1.18%

Simon Calton (5)	2,722,303,254	Common	19.53%

Dennis Anderson (6)	3,007,062,432	Common	21.57%

Ronald Dombrowski (7)	1,093,475,856	Common	7.84%

Doug Freitag (8)	90,515,606	Common	*

All directors and executive officers as a group (6 person)	10,417,871,676	Common	70.89%

5% Owners
Carlton James North Dakota Ltd (9)	2,278,077,252	Common	16.34%

* Less than 1%

(1)	Number of Shares Beneficially Owned assumes the conversion of all Series B Preferred shares into common stock. However, as of the date of this Report, the Company does not have sufficient authorized share of common stock to issue share into which the Series B Preferred are convertible. As contemplated by the Share Exchange Agreement, all holders of Series B Preferred have agreed to convert their shares into common stock upon the effectuation of any corporation capitalization action that would allow for such issuances.
(2)	Percentage ownership is determined based on shares owned together with securities exercisable or convertible into shares of common stock within 60 days of the date of this report, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Furthermore, the percentages set forth in this column are based on 13,941,616,119 shares of TDCP common stock projected to be issued and outstanding after the capital adjustment contemplated by the Share Exchange and upon conversion of all Series B Preferred shares outstanding after the Share Exchange into 12,552,671,663 shares of TDCP common stock and after the capitalization of the Company allows for such issuances.
(3)	Represents 3,020,152 shares owned by Mr. Keen and (i) 11,078,538 shares of common stock issuable upon exercise of vested options to purchase 11,078,538 shares of common stock at a weighted average of $0.09 per share; (ii) 19,000,000 shares of common stock issuable upon conversion of a 265,000 shares of Series A convertible Preferred stock; (iii) 13,250,000 shares of common stock issuable upon exercise of warrants to purchase shares of common stock; and (iv) 2,790,321,072 shares issuable upon conversion of the 1,457,848 shares of Series B Preferred held by Mr. Keen, including Mr. Keen’s prorated ownership of shares held by Carlton James North Dakota Ltd. Victor Keen is a Co-Chairman of the Company’s Board of Directors.
(4)	Represents 178,366 shares owned by Mr. Robinson, 999 shares in Mr. Robinson’s IRA, 43,061 shares owned by Robinson, Freeman, PC, a corporation of which Mr. Robinson owns a 50% interest, and 164,165,694 shares issuable upon conversion of the 85,771 shares of Series B Preferred held by Mr. Robinson. Ronald Robinson is our Chief Financial Officer.
(5)	Represents 2,722,303,254 shares issuable upon conversion of 1,422,311 shares of Series B Preferred held by Mr. Calton, including Mr. Calton’s prorated ownership of shares held by Carlton James North Dakota Ltd. Simon Calton is the Co-Chairman of the Company’s Board of Directors.
(6)	Represents 3,007,062,432 shares issuable upon conversion of 1,571,088 shares of Series B Preferred held by Mr. Anderson. Dennis Anderson is a Director on the Company’s Board of Directors.
(7)	Represents 1,093,475,856 shares issuable upon conversion of 571,304 shares of Series B Preferred held by Mr. Dombrowski. Ronald Dombrowski is a Director on the Company’s Board of Directors.
(8)	Represents 5,000,000 shares owned by Mr. Frietag and 85,515,606 shares issuable upon conversion of 44,679 shares of Series B Preferred held by Mr. Frietag. Doug Frietag is the Company’s Chief Executive Officer and a Director on the Company’s Board of Directors.
(9)	Represents 2,278,077,252 shares issuable upon conversion of 1,190,218 shares of Series B Preferred held by Carlton James North Dakota Ltd. Shares held by Carlton James North Dakota Ltd., are controlled by all of its members.

Directors and Executive Officers

Below are the names and certain information regarding the Company’s executive officers and directors following the acquisition of Coretec.

Name	Age	Position
Victor Keen	74	Director, Co-Chairman
Ronald Robinson	70	Chief Financial Officer
Ron Dombrowski	52	Director
Simon Calton	36	Director, Co-Chairman
Dennis Anderson	60	Director
Doug Freitag	61	Chief Executive Officer and Director

Victor Keen – Director, Co-Chairman

Mr. Keen is a significant shareholder in 3DIcon and has been a member of the Board since November 2007. Mr. Keen is a graduate of Harvard Law School and Trinity College. Until November 2010 he was the chair of the Tax Practice Group at Duane Morris LLP, an international law firm and one of the 100 largest law firms in the world. In November 2010, Mr. Keen became Of Counsel to the firm and has since devoted the majority of his time to charitable board memberships, as well as real estate investments and other ventures For more than ten years Mr. Keen served on the board of Research Frontiers (NASDAQ: REFR), a developer of “Smart Glass” through licensees around the world.. Mr. Keen has been an active investor in a number of private companies, both start up and later stage, including: Lending Tree, acquired by IAC Interactive Corp. (NASDAQ:IACI); Circle Lending, Inc., now part of Richard Branson’s Virgin Group; and Rollover Systems, Inc., a privately held company involved in the matching of individual IRA/pension accounts with appropriate managers. Mr. Keen is a co-founder and co-owner of Bantam Pharmaceutical LLC, a privately held biotechnology company founded in 2015 focusing on the discovery and development of innovative cancer therapies.

Ron Dombrowski – Director

Ron Dombrowski, age 52, will serve as a Director of the Company. Since August 2015, Mr. Dombrowski served as a member of Coretec’s Board of Directors. Between April 2015 and November 2015, he was Director of Sales and Marketing at Lifting Solutions Automation Inc. From August 2010 to April 2015 Mr. Dombrowski served as the Vice President of Sales and Marketing at Limited Solutions Automation Inc. He is a graduate of the Southern Illinois University with degrees in Electrical Engineering and Management. Mr. Dombrowski has also attended executive education programs at University of Phoenix and Marquette University.

Mr. Dombrowski has over 25 years of global sales and operations experience, growing and scaling both startups and Fortune 500 technology companies. We believe that Mr. Dombrowski is qualified to serve on our board of directors because of his background in sales and operations experience.

Simon Calton – Director, Co-Chairman

Simon Calton, age 36, will serve as a Director of the Company. Simon Calton has over 12 years of experience in financing and company structuring and utilizes his experience to find opportunities in different sectors. Since 2008 Mr. Calton has structured a number of Alternative Investment Products geared around Construction and Development in the United States and United Kingdom. In 2012 he co-founded Carlton James North Dakota Ltd, which specializes in funding specific projects and developments throughout the United States. In 2007 Mr. Calton co-founded Carlton James Private and Commercial, a project investment, pension administration service and global financing firm which helps to fund projects around the globe.

We believe Mr. Calton is qualified to serve on our board of directors because of his extensive business and management experience.

Dennis Anderson – Director

Dennis Anderson, Age 60, will serve as a Director of the Company. Since June 2015 Mr. Anderson has been the President of Coretec Industries LLC. From June 2003 to May 2015 Mr. Anderson served as the Associate Vice President of the Office of Research and Creative Activities at North Dakota State University where he spent his time creating, procuring funding, and managing various high technology research centers and programs, especially those funded by both federal and state governmental agencies as well as small and large private sector partners. Mr. Anderson graduated with a B.Sc. (microbiology) from North Dakota State University and M.Sc. (virology) from Kansas State University.

He is an entrepreneur with over 23 years of experience in creating, funding, and/or managing technology-based startups and emerging companies primarily focused on research, development, and commercialization of new biotechnology and biopharmaceutical products for human and veterinary markets. He also has experience in intellectual property creation, procurement, development, technology transfer (including licensing), and commercialization of various technologies and associated IP in both private sector and academic settings. Mr. Anderson is a founding member of ChymaTek Energy Solutions, LLC which holds equity interests in Coretec.

We believe that Mr. Anderson is qualified to serve on our board of directors because of his biotechnology and biopharmaceutical knowledge and experience.

Doug Freitag – Director and Chief Executive Officer

Doug Freitag, age 61, brings a wealth of experience to his new role, including more than 30 years of commercializing advanced materials in the aerospace, electronics, photonics, medical, and building industries and more than 25 years of federal grant and contract funding expertise. He has served in various engineering and management positions while employed by Ford Motor Company, Lockheed Martin, and Honeywell. He started Bayside Materials Technology in 1993 supporting organizations including but not limited to Dow Corning, SCHOTT Government Services, LLC, Aduro Biotech, Cerus, DNA Electronics, General Electric, Triton Systems, UDRI, Avery Dennison, DuPont, Ancon Technologies, Honeywell, and Lockheed Martin. Support provided included research, development and transition of new technologies and Federal Business development. In 2016 alone he contributed to winning new Federal contracts for clients with a value of over $230 million. He has also served as the Technical Director for the US Advanced Ceramics Association for the past 20 years providing technical leadership during advocacy of policy and funding issues to the federal government. Mr. Freitag was hired by 3DIcon as a Federal business development expert in December of 2013 and has served as the VP for Technology and Business Development until recently. He has a BSME and MSME from Purdue University.

We believe that Mr. Freitag is qualified to serve on our board of directors and as Chief Executive Officer because of his extensive background in key industries to the Company’s target applications.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, in the past we determined that it was in the best interests of the Company and its shareholders to combine these roles. From the inception of the Company through June 13, 2011, Martin Keating served as our Chairman and Chief Executive Officer. Due to the small size and early stage of the Company, we believe it was most effective to have the Chairman and Chief Executive Officer positions combined. Since June 13, 2011, the role of the Company’s Chief Executive Officer and the Chairman, or any member, of the Board of Directors was separated.

Our Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our Company's assessment of risks. Our Board of Directors focuses on the most significant risks facing our Company and our Company's general risk management strategy, and also ensure that risks undertaken by us are consistent with the Board's appetite for risk. While the Board oversees our Company's risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure and role in risk oversight is effective.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have not adopted a Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of our officers, directors and employees.

Nominating Committee

On February 25, 2008, the Board of Directors created Nominations and Corporate Governance Committee comprising of Victor Keen.

Audit Committee

On February 25, 2008, the Board of Directors created an Audit Committee comprising of Victor Keen.

Certain Relationships and Related Transactions

Employment Agreements

We have not entered into employment agreements with any of our executive officers. However, in connection with Doug Freitag’s appointment as Chief Executive Officer of the Company, the Company and Mr. Freitag expect to put in place a written compensation plan.

Director Compensation

Our directors currently do not receive monetary compensation for their service on the Board of Directors. Directors may receive compensation for their services and reimbursement for their expenses as shall be determined from time to time by resolution of the Board.

Except as below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

.       Any of our directors or officers;

.       Any person proposed as a nominee for election as a director;

.       Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

.       Any member of the immediate family of any of the foregoing persons.

3DIcon has engaged the law firm of Newton, O'Connor, Turner & Ketchum as its outside corporate counsel from 2005 through 2008 and certain legal services subsequent to 2008. John O'Connor, a director of 3DIcon, is the Chairman of Newton, O'Connor, Turner & Ketchum.

The Company issued an aggregate of 1,589,010 shares of the Company’s Series B Convertible Preferred in connection with Securities Purchase Agreements (the “Securities Purchase Agreements”) dated December 11, 2015. Pursuant the Securities Purchase Agreements, the Company had agreed to issue, and on March 23, 2016 issued, to certain officers, directors, consultants and service providers (collectively, “Recipients”) and the Recipients had agreed to accept, and on March 23, 2016 received, shares of Series B Preferred in consideration for the satisfaction, in lieu of cash payment, of an aggregate of $1,105,402.72 owed by the Company to the Recipients. Series B Preferred may be converted in whole or in part, from time to time, into One Thousand Nine Hundred Fourteen (1,914) shares of Common Stock. Among the Recipients were (i) Victor F. Keen, the Company’s Chief Executive Officer, who received 1,193,582 shares of Series B Preferred in satisfaction of $685,354.62 owed to him under certain notes, in connection with certain advances he provided to the Company and for services he provided to the Company; (ii) Ronald W. Robinson, the Company’s Chief Financial Officer, who received 85,771 shares of Series B Preferred in satisfaction of $90,291.25 owed to him for services he provided to the Company; (iii) Martin Keating, a Director of the Company, who received 19,266 shares of Series B Preferred in satisfaction of $20,280.82 owed to him under certain notes and for services he provided to the Company; and (iv) Newton, O'Connor, Turner & Ketchum, PC, a law firm of which John O’Connor, a Director of the Company, is a partner, that received 50,149 shares of Series B Preferred in satisfaction of $52,791.49 owed to it for services provided to the Company.

In addition to shares issued under the Securities Purchase Agreements, Victor F. Keen, the Company’s Chief Executive Officer, was issued an additional 152,386 shares of Series B Preferred in satisfaction of $87,500.00 owed to him prior to closing the Share Exchange Agreement.

Prior to Mr. Freitag’s appointment as Chief Executive Officer of the Company, he received compensation from the Company in his capacity as a consultant in the form of 5,000,000 shares of common stock and 44,769 shares of Series B Preferred issued under the Securities Purchase Agreement in lieu of cash payment of an aggregate of $47,034.00 owed to him by the Company.

Risk Management

The Company does not believe risks arising from its compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

Currently, the Board of Directors does not have any standing audit, nominating or compensation committees, or committees performing similar functions. The directors collectively perform the duties of an audit committee and nominating committee, which prior to the Acquisition were performed by the Company’s sole Director.

Director Independence

Of the members of the Company’s Board of Directors, none of the members are considered to be independent under the listing standards of the Rules of NASDAQ set forth in the NASDAQ Manual.

Legal Proceedings

We are not party to any legal proceedings.

Common Equity and Related Stockholder Matters

The Company’s common stock is quoted on the OTC Pink under the symbol “TDCP.”

Our transfer agent is Continental Stock Transfer & Trust Company, 17 Battery Place. New York, NY 10004.

Dividends

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Recent Sales of Unregistered Securities

See Item 1.01 of this Current Report on Form 8-K and the section entitled “Certain Relationships and Related Transactions” in Item 2.01 of this Current Report on Form 8-K.

The transactions described above were exempt from securities registration provided by Section 4(a)(2) of the Securities Act and Rule 506 as promulgated under the Securities Act for transactions not involving a public offering and under Regulation S promulgated by the SEC.

Description of Registrant’s Securities

The Company’s authorized capital stock of 1,525,000,000 consists of (i) 1,500,000,000 shares of common stock, par value $0.0002; (ii) 25,000,000 shares of common stock, par value $0.0002, consisting of 500,000 shares of Series A Preferred Stock, par value $0.0002 and 6,600,000 shares of Series B Preferred Stock, par value $0.0002. As of the date of the filing of this report, there are 1,481,754,533 shares of the Company’s common stock issued and outstanding, 345,000 shares of the Company’s Series A Preferred Stock issued and outstanding and 6,558,345 shares of the Company’s Series B Preferred Stock issued and outstanding.

The holders of common stock are entitled to one non-cumulative vote for each share held on all matters submitted to a vote of shareholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. Upon a liquidation, dissolution or winding up the Company, the holders of common stock are entitled to receive ratably the net assets available after the payment of all debts and other liabilities, and subject further only to the prior rights of any outstanding preferred stock.

The holders of common stock have no preemptive, subscription, redemption or sinking fund conversion rights. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Indemnification of Directors and Officers

Section 1031 of the Oklahoma General Corporation Act, or OGCA, authorizes every Oklahoma corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with proceedings to which the officers or directors are made a party by reason of their relationship to the corporation. Officers and directors may be indemnified where they have acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Section 1031 of the OGCA also requires every Oklahoma corporation to indemnify any of its officers or directors (unless limited by the articles of incorporation of the corporation) who were wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred in connection with the proceeding. A corporation may also, under certain circumstances, pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding. Section 1031of the OGCA states that the indemnification provided for therein is not exclusive of any other rights to which a person may be entitled under the articles of incorporation, bylaws or resolutions of the board of directors or shareholders.

Our amended and restated articles of incorporation and amended and restated bylaws provide for indemnification, to the fullest extent permitted by the OGCA, of our directors, officers and employees against liability and reasonable expenses that may be incurred by them in connection with proceedings in which they are made a party by reason of their relationship to the company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 3.02 Unregistered Sales of Equity Securities.

See Items 1.01 and 2.01 of this Current Report on Form 8-K.

Item 5.01 Changes in Control of Registrant.

See Item 2.01 of this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01 of this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaw; change Fin Fiscal Year.

On October 5, 2016, in connection with the Share Exchange Agreement, the Company filed an Amendment to the Certificate of Designation (the “Amendment”) for the Company’s Series B Preferred Stock with the Oklahoma Secretary of State. The Amendment increased the authorized number Series B Preferred Stock from 2,000,000 to 6,600,000.

Item 7.01 Regulation FD Disclosure

On October 4, 2016, the Company issued a press release announcing the closing of the Share Exchange Agreement.

The information in this Item 7.01 disclosure, including Exhibits 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibits 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Being Acquired

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b)    Pro Forma Financial Information

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d) Exhibits

Exhibit Number	Description
2.1	Share Exchange Agreement, dated May 31, 2016, by and between Coretec Industries LLC, and 3DIcon Corporation (incorporated by reference to the Company’s Current Report on Form 8-K dated June 1, 2016)
3.1	Certificate of Amendment to the Certificate of Designation of the Series B Convertible Preferred Stock
99.1	Press Release, dated October 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3DICON CORPORATION

Dated: October 6, 2016	By:	/s/ Doug Freitag
Name: Doug Freitag
Title: Chief Executive Officer